Cumulus Media Reports Operating Results for 2025

ATLANTA, GA — April 10, 2026: Cumulus Media Inc. (OTC: CMLS.Q) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three months and year ended December 31, 2025.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "The Company’s recently announced financial restructuring marks an important step toward meaningfully reducing the debt burden that has constrained the business. Looking ahead, we remain focused on building on the core strengths of the Company to maximize value."

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended December 31, 2025, the Company reported net revenue of $188.1 million, a decrease of 14.0% from the three months ended December 31, 2024, net loss of $135.1 million and Adjusted EBITDA of $9.5 million.

For the year ended December 31, 2025, the Company reported net revenue of $741.7 million, a decrease of 10.3% from the year ended December 31, 2024, net loss of $200.7 million and Adjusted EBITDA of $52.0 million.

As Reported	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	% Change
Net revenue	$188,074	$218,576	(14.0)%
Net loss	$(135,107)	$(231,080)	41.5%
Adjusted EBITDA(1)	$9,476	$25,039	(62.2)%
Basic loss per share	$(7.75)	$(13.60)	43.0%
Diluted loss per share	$(7.75)	$(13.60)	43.0%

As Reported	Year Ended December 31, 2025	Year Ended December 31, 2024	% Change
Net revenue	$741,695	$827,076	(10.3)%
Net loss	$(200,702)	$(283,254)	29.1%
Adjusted EBITDA(1)	$52,006	$82,708	(37.1)%
Basic loss per share	$(11.55)	$(16.79)	31.2%
Diluted loss per share	$(11.55)	$(16.79)	31.2%
(1)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	% Change
Broadcast radio revenue:
Spot	$82,806	$100,054	(17.2)%
Network	33,372	49,253	(32.2)%
Total broadcast radio revenue	116,178	149,307	(22.2)%
Digital	36,918	40,334	(8.5)%
Other	34,978	28,935	20.9%
Net revenue	$188,074	$218,576	(14.0)%

As Reported	Year Ended December 31, 2025	Year Ended December 31, 2024	% Change
Broadcast radio revenue:
Spot	$338,643	$388,830	(12.9)%
Network	135,862	175,285	(22.5)%
Total broadcast radio revenue	474,505	564,115	(15.9)%
Digital	151,277	154,198	(1.9)%
Other	115,913	108,763	6.6%
Net revenue	$741,695	$827,076	(10.3)%

Balance Sheet Summary (dollars in thousands):

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$81,979	$63,836
Term Loan due 2026 (2)	$1,203	$1,203
Senior Notes due 2026 (2)	$22,697	$22,697
Term Loan due 2029 (2) (3)	$323,569	$326,514
Senior Notes due 2029 (2) (3)	$318,225	$321,181
2020 Revolving Credit Facility	$55,000	$—

	Year Ended December 31, 2025	Year Ended December 31, 2024
Capital expenditures	$20,237	$19,464

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
Capital expenditures	$4,775	$3,583
(2) Excludes any debt issuance costs.
(3) The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts will be amortized to interest expense (thereby reducing interest expense) over the life of the debt. As of December 31, 2025, $11.7 million and $11.9 million of unamortized difference for the Term Loan due 2029 and the Senior Notes due 2029, respectively, remain.

Pending Chapter 11 Reorganization
As previously announced, on March 5, 2026, the Company and certain of its subsidiaries filed voluntary petitions to commence prepackaged Chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of Texas (the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered under the caption In re Cumulus Media, et al., Case No. 26-90346. Additional information regarding the restructuring is available at www.cumulus.com/restructuring.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media is an audio-first media company delivering premium content to a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 393 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, US Soccer, AP News, and the Academy of Country Music Awards, across more than 7,800 affiliated stations through Westwood One, a leading national audio network; and inspires listeners through the Cumulus Podcast Network, an established and influential platform for original podcasts that are smart, entertaining, and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.
Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising and net revenue, excluding the impact of political revenue, as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net revenue	$188,074	$218,576	$741,695	$827,076
Operating expenses:
Content costs	72,333	89,189	271,341	324,245
Selling, general & administrative expenses	97,655	93,827	378,058	376,836
Depreciation and amortization	12,820	14,853	54,336	59,123
Corporate expenses	13,006	10,538	53,871	45,720
Stock-based compensation expense	504	1,252	2,504	4,709
Restructuring costs	4,531	9,414	11,089	13,889
Debt exchange costs	—	—	—	16,369
Loss (gain) on sale of assets or stations	128	1,308	(2,616)	1,368
Impairment of assets held for sale	—	—	1,420	—
Impairment of intangible assets	109,829	224,481	109,829	224,481
Total operating expenses	310,806	444,862	879,832	1,066,740
Operating loss	(122,732)	(226,286)	(138,137)	(239,664)
Non-operating expense:
Interest expense	(16,287)	(16,746)	(65,228)	(68,775)
Interest income	330	5	995	531
Gain on early extinguishment of debt	—	—	—	170
Other (expense) income, net	(46)	(55)	(108)	14,719
Total non-operating expense, net	(16,003)	(16,796)	(64,341)	(53,355)
Loss before income taxes	(138,735)	(243,082)	(202,478)	(293,019)
Income tax benefit	3,628	12,002	1,776	9,765
Net loss	$(135,107)	$(231,080)	$(200,702)	$(283,254)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
GAAP net loss	$(135,107)	$(231,080)
Income tax benefit	(3,628)	(12,002)
Non-operating expense, including net interest expense	16,003	16,796
Depreciation and amortization	12,820	14,853
Stock-based compensation expense	504	1,252
Loss on sale or disposal of assets or stations	128	1,308
Impairment of intangible assets	109,829	224,481
Restructuring costs	4,531	9,414
Non-routine legal expenses	4,488	3
Franchise taxes	(92)	14
Adjusted EBITDA	$9,476	$25,039

As Reported	Year Ended December 31, 2025	Year Ended December 31, 2024
GAAP net loss	$(200,702)	$(283,254)
Income tax benefit	(1,776)	(9,765)
Non-operating expense, including net interest expense	64,341	53,525
Depreciation and amortization	54,336	59,123
Stock-based compensation expense	2,504	4,709
(Gain) loss on sale of assets or stations	(2,616)	1,368
Impairment of intangible assets	109,829	224,481
Impairment of assets held for sale	1,420	—
Restructuring costs	11,089	13,889
Non-routine legal expenses	13,153	1,851
Debt exchange costs	—	16,369
Gain on early extinguishment of debt	—	(170)
Franchise taxes	428	582
Adjusted EBITDA	$52,006	$82,708

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
As reported net revenue	$188,074	$218,576
Political revenue	(1,297)	(10,118)
As reported net revenue, excluding impact of political revenue	$186,777	$208,458

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024
As reported Adjusted EBITDA	$9,476	$25,039
Political EBITDA	(1,167)	(9,107)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$8,309	$15,932

	Year Ended December 31, 2025	Year Ended December 31, 2024
As reported net revenue	$741,695	$827,076
Political revenue	(3,932)	(18,605)
As reported net revenue, excluding impact of political revenue	$737,763	$808,471

	Year Ended December 31, 2025	Year Ended December 31, 2024
As reported Adjusted EBITDA	$52,006	$82,708
Political EBITDA	(3,539)	(16,745)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$48,467	$65,963